UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report July 31, 2006 (Date of Earliest Event Reported) July 31, 2006

Commission File Number: 000-28753

FREESTONE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

ICHARGEIT, INC.

(Previous name of registrant)

NEVADA	33-0880427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Washington Street, Hawthorne, NJ	07506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (914) 263-2387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01 Other Events

On July 31, 2006 the management of Freestone Resources, Inc. (the "Company") dismissed Richard A. Eisner & Company, LLP ("Richard Eisner") as its independent auditors.  On July 31, 2006, the management of the Company engaged Malone & Bailey, PC ("Malone & Bailey”) as its independent public accountants to  audit its financial statements for the fiscal year ending June 30, 2001, June 30, 2002, June 30, 2003, June 30, 2004, June 30, 2005 and June 30, 2006. The decision to dismiss Richard Eisner and to retain Malone and Bailey, PC was recommended by the Company’s committee and approved by its Board of Directors.

During the most recent fiscal year and any subsequent  interim period prior to engaging Malone & Bailey,  the Company did not consult with Malone & Bailey  regarding  either (i) the  application  of accounting  principals to a specified  transaction,  either completed  or proposed;  or the type of audit  opinion that might be rendered on the  Company's  financial  statements;  or (ii) any  matter  that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the  related  instructions)  or a reportable  event (as defined in Item 304(a)(1)(v)  of  Regulation  S-K).  Malone & Bailey, PC has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the  respects in which it does not agree with the statements made by the Company in response to Item 304(a).  Malone & Bailey, PC did not furnish a letter to the Commission.

The Company has requested that Eisner review the disclosure and give him an opportunity to furnish the  Registrant  with a letter  addressed to the Commission  containing  any  new  information,  clarification  of the  Company's expression  of its  views,  or the  respect  in which it does not agree with the statements  made by the  Company  herein.  Any such letter, when received, will be filed by amendment to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

By:  /s/ James F. Carroll

James F. Carroll

Chief Executive Officer